                                                                   Exhibit 10.15

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") made effective as of November 30,
2004 by and between BioMimetic Pharmaceuticals, Inc., a Delaware corporation
(the "Company"), and Dr. Samuel E. Lynch (the "Executive").

     In consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

     1. Employment. The Company agrees to employ the Executive and the Executive agrees to be employed by the Company as Chief Executive Officer and Chairman of
the Board and to be responsible for the typical management responsibilities expected of an officer holding such position and such other responsibilities customarily pertaining to such office as may be assigned to the Executive from time to time by the Board of Directors of the Company (the "Board"), all for the
Period of Employment as provided in Section 2 below and upon the terms and conditions provided in the Agreement. During the Period of Employment, the
Executive shall manage the Company for the improvement of shareholder value to the best of his ability and perform faithfully the duties that may be assigned to him from time to time in accordance herewith by the Board.

     2. Term. The period of Executive's employment under this Agreement, will commence as of November 30, 2004, and shall continue through November 30, 2007, subject to extension or termination as provided in this Agreement ("Period of
Employment"). On November 30, 2007 and each November 30 thereafter, the Period of Employment may be extended for an additional one-year period, provided that each party agrees to such extension in writing prior to the applicable expiration date.

     3. Compensation. For all services rendered by the Executive in any capacity during the Period of Employment, the Executive shall be compensated as follows:

          (a) Base Salary. The Company shall pay the Executive an annual base salary of $255,000 (the "Base Salary"). The Base Salary shall be payable according to the customary payroll practices of the Company but in no event less frequently than once every two weeks. The Base Salary shall be reviewed each fiscal period and shall be subject to increase according to the policies and practices adopted by the Company from time to time, and at the discretion of the Board.

          (b) Incentive Compensation Award. The Executive shall be eligible to receive an annual incentive cash bonus as may be granted by the Board or the Compensation Committee of the Board under any executive bonus or incentive plan in effect from time to time (the "Annual Incentive Award").
     The amount of any Annual Incentive Award shall be determined by the
     Compensation Committee based upon the satisfactory performance of goals set mutually by the Board and the Executive on an annual basis. In addition, within three months from the date of execution of this Agreement and at least annually thereafter, the Board or the Compensation Committee of the
     Board will review the Executive's performance and may award additional incentive compensation in the form of options to acquire Company Common
     Stock. Any such

     options awarded under an incentive plan will be in addition to those options specifically designated under Section 3 (c) below.

          (c) Stock Options. As set forth below, the Company will recommend that the Board grant to the Executive options (the "Options") to acquire one percent (1%) of the Company's Common Stock on a fully diluted basis as of the effective date of this Agreement (which shall include all outstanding
     Common Stock, Preferred Stock on an as converted basis, warrants and options and shares reserved for issuance pursuant to the Company's stock option plan). The Option grants shall be made to the Executive under the following terms and conditions: (i) one-half of the Option shares shall be granted upon the Company's receipt of FDA approval of the periodontal PDGF product, provided that such approval has been received on or before May 15,
     2008; and (ii) one-half of the Option shares shall be granted upon the
     Company's receipt of CE regulatory approval in Europe, provided that such approval has been received on or before May 15, 2008.

          Each such Option grant, if made, shall be made pursuant to an
     Incentive Stock Option Agreement ("ISO Agreement") between the Company and the Executive to the extent the Executive is eligible for incentive options under applicable tax laws and; with respect to any excess, or in the event the Executive is not eligible for incentive stock options, a Non-Qualified
     Stock Option Agreement ("NQSO Agreement") between the Company and the
     Executive. The ISO Agreement or NQSO Agreement, as applicable, will provide for vesting of each Option annually at the rate of 33.334% of the Option shares on each anniversary of the effective date of this Agreement. In all events each such Option shall be subject to the terms and conditions of the respective ISO Agreement or NQSO Agreement, as applicable, as well as the
     Company's 2001 Stock Option Plan, as the same may be amended from time to time.

          (d) Additional Benefits. The Executive will be entitled to participate in all employee benefit plans or programs and receive all benefits and perquisites for which any salaried employees are eligible under any existing or future plan or program established by the Company or its affiliates and available to any employees of the Company, including participation in any stock option plan. The Executive will participate to the extent permissible under the terms and provisions of such plans or programs in accordance with program provisions. These shall include, but not be limited to group hospitalization, health, dental care, participation in Company retirement and pension plans, life or other insurance and disability insurance. Nothing in this Agreement will preclude the Company or Company affiliates from amending or terminating any of the plans or programs applicable to salaried employees or senior executives as long as the total value of all benefits is not materially decreased. The Executive will be entitled to an annual paid vacation of four weeks per year.

     4. Business Expenses and Other Expenses. The Company will reimburse the
Executive for all reasonable travel and other business-related expenses and obligations incurred by the Executive on behalf of the Company.

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     5. Disability.

          (a) In the event of the disability of the Executive during the Period of Employment, the Company will continue to pay the Executive according to the compensation provisions of this Agreement during the period of his disability, until such time as any long term disability insurance benefits accruing to the Executive are available. However, in the event the
     Executive is disabled for a continuous period of six months, or for a total of 90 or more nonconsecutive days in any 270-day period, the Company may terminate the employment of the Executive. In this case, normal compensation will cease, except for earned but unpaid Base Salary and his monthly Base Salary as in effect at the time of termination for a period of six (6) months.

          (b) During the period the Executive is receiving payments of either regular compensation or disability insurance described in this Agreement and to the extent reasonable considering the Executive's disability, the
     Executive will furnish information and assistance to the Company and from time to time will make himself available to the Company to undertake assignments consistent with his prior position with the Company. If the
     Company fails to make a payment or provide a benefit required as part of the Agreement, the Executive's obligation to furnish information and assistance will end.

          (c) The term "disability" will have the same meaning as under any disability insurance provided pursuant to this Agreement or otherwise.

     6. Death. In the event of the death of the Executive during the Period of
Employment, the Company's obligation to make payments under this Agreement shall cease as of the date of death, except for earned but unpaid Base Salary. The
Executive's designated beneficiary will be entitled to receive the proceeds of any life insurance or other death benefit programs that may be provided by the
Company.

     7. Effect of Termination of Employment.

          (a) If the Executive's employment terminates due to a Without Cause
     Termination, as defined below, or if the Company elects not to renew
     Executive's employment hereunder, the Company will provide the Executive the following severance benefits: (i) continuation of the Executive's Base
     Salary (and an amount equal to l/12th of the most recent annual bonus and incentive award) on the Company's regular payroll dates for a period equal to eighteen (18) months following the termination date; (ii) reimbursement to the Executive for the costs of the Executive's group medical insurance premiums for himself and his dependents for the 18-month period immediately following his termination (or COBRA if applicable). Earned but unpaid Base
     Salary through the date of termination will be paid in a lump sum at such time.

          (b) If the Executive's employment terminates due to Termination for
     Cause (as defined below), material breach of this Agreement by Executive, or expiration of the Period of Employment as a result of the failure of the
     Executive to agree to extension of the term of this Agreement, earned but unpaid Base Salary will be paid to the Executive

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     on the termination date. No other payments will be made or benefits provided by the Company.

          (c) For this Agreement, the following terms have the following meanings:

               (i) "Termination for Cause" means termination of the Executive's employment by the Board at any time after the occurrence of one or more of the following events, in each case as determined in good faith by the Board with Executive being afforded the opportunity of presenting his case to the Board: (a) the Executive's (i) willful misconduct or gross negligence in performance of his duties hereunder, or (ii) repeated refusal or failure to comply with the legal directives of the Board so long as such directives are not inconsistent with the Executive's position and duties, which is not remedied (if remediable) within twenty (20) working days after written notice from the Board, which written notice shall state that failure to remedy such conduct may result in Termination for Cause; or (b) the
          Executive's conviction of a felony or crime involving moral turpitude causing material harm to the standing and reputation of the Company.

               (ii) "Without Cause Termination" means termination of the
          Executive's employment (x) other than due to death, disability, or
          Termination for Cause, or (y) as a result of the resignation by
          Executive for "Good Reason," as defined below.

          (d) The Executive shall be entitled to receive benefits upon termination of his employment by the Company only as set forth in this
     Section 7 (and to the extent applicable, as set forth in Section 10). The
     Executive's entitlement to such termination benefits shall be conditioned upon the Executive's and Company's execution and delivery of a mutual general release of claims and the resignation of Executive from all of the
     Executive's positions with the Company and its affiliates, other than
     Executive's position as a member of the Board.

     8. Other Duties of the Executive During and After the Period of Employment.

          (a) The Executive will, with reasonable notice during or after the
     Period of Employment, furnish information as may be in his possession and cooperate with the Company as may reasonably be requested in connection with any claims or legal actions in which the Company is or may become a party.

          (b) The Executive recognizes and acknowledges that all non-public information pertaining to the affairs, business, clients, customers or other relationships of the Company, as hereinafter defined, is confidential and is a unique and valuable asset of the Company. Access to and knowledge of this information are essential to the performance of the Executive's duties under this Agreement. The Executive will not during the Period of
     Employment and for 12 months thereafter except to the extent reasonably necessary in performance of the duties under this Agreement, give to any person, firm, association, corporation or governmental agency any non-public information concerning the affairs, business, clients, customers or other relationships of

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     the Company, except as required by law. The Executive will not make use of this type of information for his own purposes or for the benefit of any person or organization other than the Company. All records, memoranda, etc., relating to the business of the Company, whether made by the
     Executive or otherwise coming into his possession, are confidential and will remain the property of the Company. Confidential information shall not include information that (i) becomes generally available to the public other than as a result of disclosure by the Executive, (ii) was available to the Executive on a non-confidential basis prior to disclosure to the
     Executive in connection with his duties to the Company, provided that the source of such information is not known to the Executive to be bound by a confidentiality agreement or other contractual obligation of confidentiality to the Company or (iii) becomes available to the Executive on a non-confidential basis from a source other than the Company (or any agent, employee or affiliate of Company) provided such source is not known to the Executive to be bound by a confidentiality agreement or other contractual obligation of confidentiality to the Company.

          (c) During the period of his employment and for a period of 12 months thereafter, the Executive will not engage, directly or indirectly, in any business activity or enterprise which is a "Competitive Activity." For purposes hereof, "Competitive Activity" means the making of investments in or the provision of capital to any enterprise, or to any person in connection with any enterprise, with respect in which the Company has invested or provided capital or proposed, in writing, to invest or provide capital during the term of the Executive's employment, or to pursue any similar investment opportunity with any individual or enterprise introduced to the Executive or Company directly in connection with the performance of the Executive's duties to the Company during the term of his employment, in each case in the area of health-care services. This restriction shall not apply to any investment opportunity that has been declined by the Company.
     The Executive acknowledges that the covenants contained herein are reasonable as to geographic and temporal scope.

          (d) The Executive acknowledges that his breach or threatened or attempted breach of any provision of this Section 8 would cause irreparable harm to the Company not compensable in monetary damages and that the
     Company shall be entitled, in addition to all other applicable remedies, to a temporary and permanent injunction and a decree for specific performance of the terms of this Section 8 without being required to prove damages or furnish any bond or other security.

          (e) The Executive shall not be bound by the provisions of this Section
     8 in the event of the default by the Company in its obligations under this
     Agreement that are to be performed upon or after termination of this
     Agreement.

          (f) For purposes of this Section 8, the "Company" shall include any person or entity that, directly or indirectly, controls or is controlled by the Company or is under common control with the Company.

      9. Indemnification; Litigation. The Company will indemnify the Executive to the fullest extent permitted by the laws of the state of incorporation in effect at that time, or certificate of incorporation and by-laws of the Company whichever affords the greater protection

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to the Executive. The Executive will be entitled to reimbursement of any reasonable fees or expenses incurred in connection with any action, suit or proceeding to which he may be made a party by reason of being a director or executive officer of the Company. The foregoing shall survive termination of the
Executive's employment or any future amendment or modification of the Company's articles of incorporation or bylaws.

     10. Effect of Change in Control.

          (a) In the event there is a Change in Control (as defined below) and within the twelve (12) month period following such event Executive is terminated in a Without Cause Termination, the Company elects not to renew this Employment Agreement, or Executive elects to resign upon written notice to the Company following an event that constitutes Good Reason (as defined below), the Company shall pay to the Executive in a lump sum 100%
     of Executive's Annual Base Salary and most recent annual bonus and incentive award. In addition, all unvested stock options and restricted stock held by Executive shall be deemed fully vested on the date of such termination. Without limiting the foregoing, any Without Cause Termination or resignation for Good Reason that occurs within three (3) months prior to a Change in Control shall be deemed to be made in contemplation of such
     Change in Control. In addition, the Company shall pay Executive upon such termination or resignation, in exchange for Executive agreeing to not solicit any of the then current customers or employees of the Company for a period of twelve (12) months following his termination of employment, a lump sum payment of twelve (12) months of his Base Salary plus an amount equal to 100% of the most recent annual bonus and incentive award.

          (b) A "Change in Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of more than fifty percent (50%) of the outstanding voting securities of the Company,
     (ii) the Company shall be merged or consolidated with another corporation or entity and as a result of such merger or consolidation less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell all or substantially all of its assets to another corporation or entity which is not a wholly- owned subsidiary, or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13 (d)(3) (as in effect on the date hereof) of the Securities and Exchange Act of 1934 ("Exchange Act"),
     shall acquire more than fifty percent (50%) of the outstanding voting securities of the Company (whether directly, indirectly, beneficially, or of record).

          (c) For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof)
     pursuant to the Exchange Act.

          (d) A resignation for "Good Reason" shall be deemed to have occurred if the Executive resigns his employment with the Company within sixty (60)
     days after the occurrence of any of the following events, to which the
     Executive has not expressly consented in writing: (i) a reduction in the
     Executive's Base Salary (other than one

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     applicable to all executive officers); (ii) a material reduction or change in job duties responsibilities and requirements inconsistent with the
     Executive's position with the Company and the Executive's prior duties, responsibilities, and requirements or a change in the Executive's reporting relationship such that Executive is no longer reporting to the Board; or
     (iii) a relocation of the Executive to a facility or location more than fifty (50) miles from the address of the Company's headquarters office as of the effective date of this Agreement.

     11. Withholding Taxes. The Company shall directly or indirectly withhold from any payments under this Agreement all federal, state, city or other taxes as required pursuant to any law or governmental regulation.

     12. Consolidation; Merger or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation that assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or sale of assets, the term "the
Company" as used will mean the other corporation and this Agreement shall continue in full force and effect.

     13. Modification. This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived, except in writing by the party charged with waiver.
A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

     14. Effective Prior Agreements. This Agreement contains the entire understanding between the Company and the Executive with respect to the subject matter and supersedes any prior employment or severance agreements between the
Company and its affiliates, and the Executive.

     15. Governing Law. This Agreement has been executed and delivered in the
State of Tennessee and its validity, interpretation, performance and enforcement shall be governed by the laws of that state.

     16. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid by registered mail, return receipt requested, or when delivered if by hand, overnight delivery service or confirmed facsimile transmission, to the following:

          (a) If to the Company, at BioMimetic Pharmaceuticals, Inc., 330
     Mallory Station, Suite A-l, Franklin, Tennessee 37067 with a copy to Mark
     Manner, Harwell Howard Hyne Gabbert & Manner, 315 Deaderick Street, Suite
     1800, Nashville, Tennessee 37238, or at such other address as may have been furnished to the Executive by the Company in writing; or

          (b) If to the Executive, at 6015 Saddleview Dr., Franklin, Tennessee
     37067, or such other address as may have been furnished to the Company by the Executive in writing.

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     17. Binding Agreement. This Agreement shall be binding on the parties'
successor, heirs and assigns.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                    EXECUTIVE

                                    /s/ Samuel E. Lynch
                                    --------------------------------------------
                                    Dr. Samuel E. Lynch

                                    BIOMIMETIC PHARMACEUTICALS, INC.

                                    /s/ John Kim
                                    --------------------------------------------
                                    John Kim, Chair of Compensation Committee of
                                    Board of Directors

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